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                                                                  EXHIBIT 23.3


                                   CONSENT

     We hereby consent to the use of our name in the Registration Statement on Form S-4 (Registration Statement No. 333-18687) of ALARIS Medical Systems, Inc., IVAC Overseas Holdings, Inc. and IMED International Trading Corp., and in the Prospectus forming a part of such Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                            BAKER & McKENZIE


September 9, 1997